U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 28, 2007
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                                GREATBATCH, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)



           Delaware                      1-16137                16-1531026
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                      Identification No.)



   9645 Wehrle Drive, Clarence, New York                                14031
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  (Address of principal executive offices)                           (Zip Code)


        Registrant's telephone number, including area code (716) 759-6901
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                                 Not Applicable
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            (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.
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                  (a) As previously reported, on March 22, 2007, Greatbatch,
                  Inc. (the "Company") entered into separate privately negotiated agreements under which it will exchange $50 million aggregate principal amount of its outstanding 2 1/4% Convertible Subordinated Debentures due 2013 (the "Outstanding Debentures") for an equivalent principal amount of a new series of 2 1/4% Convertible Subordinated Debentures due 2013 (the "New Debentures"), and under which it will issue an additional $80 million aggregate principal amount of New Debentures. On March 28, 2007, Greatbatch completed the exchange of Outstanding Debentures for New Debentures and the sale of the additional New Debentures. After completion of the exchange, approximately $120 million in aggregate principal amount of Outstanding Debentures remain outstanding.

                  The Company issued the New Debentures pursuant to an indenture, dated as of March 28, 2007, by and between the Company and Manufacturers and Traders Trust Company, as trustee, (the "2007 Indenture"). The New Debentures bear interest at 2 1/4% per annum, with interest payable on June 15 and December 15 of each year, commencing June 15, 2007. The New Debentures mature on June 15, 2013. The New Debentures are unsecured indebtedness of the Company, and rank pari passu in right of payment to the Outstanding Debentures and junior in right of payment to the Company's senior indebtedness, including its bank credit facility.

                  The New Debentures will be convertible upon the occurrence of certain conditions into shares of the Company's common stock at an initial conversion price of approximately $34.70 per share, which is equivalent to an initial conversion ratio of approximately 28.8219 shares per $1,000 principal amount of New Debentures. The conversion price and the conversion ratio will adjust automatically upon certain changes to the Company's capitalization.

                  The New Debentures are convertible at the option of the holders at such time as: (i) the closing price of the Company's common stock exceeds 150% of the conversion price of the New Debentures, initially $34.70, for 20 out of 30 consecutive trading days; (ii) the trading price per $1,000 principal amount of New Debentures is less than 98% of the product of (x) the closing sale price of common stock for each day during any five consecutive trading day period and (y) the conversion rate per $1,000 principal amount of New Debentures;
                  (iii) the New Debenture has been called for redemption, at any time on or after the date the notice of redemption has been given until the close of business on the business day immediately preceding the redemption date; (iv) the Company distributes to all holders of common stock rights or warrants entitling them to purchase additional shares of common stock at less than the average closing price of common stock for the ten trading days immediately preceding the announcement of the distribution; (v) the Company distributes to all holders of common stock any form of dividend which has a per share value exceeding 5% of the price of the common stock on the day prior to such date of distribution; (vi) the Company affects a consolidation, merger, share exchange or sale of assets pursuant to which its common stock is converted to cash or other property; (vii) the period beginning 60 days prior to but excluding June 15, 2013; and (viii) certain fundamental changes occur or are approved by the Company's Board of Directors.

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                  Conversions in connection with corporate transactions that constitute a fundamental change require the Company to pay a premium make-whole amount whereby the conversion ratio on the New Debentures may be increased by up to 8.2 shares per $1000 principal amount. The premium make-whole amount will be paid in shares of common stock upon any such conversion, subject to the net share settlement feature of the New Debentures described below.

                  The New Debentures contain a net share settlement feature, which requires the Company, unless it has made an election under the 2007 Indenture, upon conversion of the New Debentures, to pay holders in cash for each $1,000 principal amount of New Debentures the lesser of $1,000 and the conversion value of the New Debentures, unless the Company otherwise elects. Any amounts in excess of $1,000 will be settled in shares of the Company's common stock, or at the Company's option, cash.

                  The New Debentures are redeemable by the Company at any time on or after June 20, 2012, and prior to maturity, or at the option of a holder upon the occurrence of certain fundamental changes affecting the Company. The New Debentures do not contain the put option provisions of the Outstanding Debentures which provide the holders a one-time option to require the Company to repurchase the Outstanding Debentures on June 15, 2010.

                  An event of default under the 2007 Indenture will occur if the
                  Company: (i) is delinquent in making certain payments due under the New Debentures; (ii) fails to deliver certain required notices; (iii) fails to deliver all cash and any shares of common stock upon conversion of the New Debentures;
                  (iv) fails, following notices, to cure a breach of a covenant under the New Debentures or the 2007 Indenture; or (v) commences or has commenced against it any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law.

                  In connection with the issuance of the New Debentures, the Company entered into a registration rights agreement, dated as of March 28, 2007 (the "2007 Registration Rights Agreement"), with the holders of the New Debentures, under which the Company has agreed to file a shelf registration statement with respect to the resale of the New Debentures and the Company common stock issuable upon conversion thereof. The Company is obligated to file this registration statement within 30 days of the closing of the issuance of the New Debenture and to cause such registration statement to become effective within 90 days of the closing of the transaction. In the event that the Company fails to comply with its obligations under the 2007 Registration Rights Agreement, the Company is obligated to make additional payments to the holders of the New Debentures.

                  The form of exchange and purchase agreement, the 2007 Indenture and the 2007 Registration Rights Agreement are included herewith and incorporated herein by reference. The foregoing descriptions of such agreements are for summary purposes only and are qualified in their entirety by the full text of such agreements.

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                   (b) On March 27, 2007, Greatbatch, Inc. (the "Company")
                  entered into separate privately negotiated agreements under which it will exchange approximately an additional $67.8 million aggregate principal amount of its Outstanding Debentures for an equivalent principal amount of New Debentures (the "Additional New Debentures"). The transactions are expected to close, subject to customary closing conditions, on April 2, 2007.

                  The Additional New Debentures will be issued subject to the terms of the 2007 Indenture pursuant to a supplemental indenture thereto, and will the contain the same terms as the New Debentures described in Item 1.01(a) above. The holders of the Additional New Debentures will be entitled to the benefits of the 2007 Registration Rights Agreement described in Item 1.01(a) above.

                  The New Debentures, the Additional New Debentures and the common stock issuable upon conversion of the New Debentures and the Additional New Debentures will not be registered under the Securities Act of 1933, as amended, or the securities laws of any state and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirement of the Securities Act and applicable state securities laws.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
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                  (a) See Item 1.01(a) above, which is incorporated by reference herein.

                  (b) See Item 1.01(b) above, which is incorporated by reference herein.

Item 3.02         Unregistered Sales of Equity Securities.
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                  (a) See Item 1.01(a) above, which is incorporated by reference herein. The issuance of the New Debentures is exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 promulgated thereunder.

                  (b) See Item 1.01(b) above, which is incorporated by reference herein. The issuance of the Additional New Debentures is exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 promulgated thereunder.

Item 9.01         Financial Statements and Exhibits.

                  (c) Exhibits

                  10.1 Form of Exchange and Purchase Agreement, dated March 22, 2007, by and between Greatbatch, Inc. and certain other parties thereto.

                  10.2 Form of Registration Rights Agreement, dated March 28, 2007, by and between Greatbatch, Inc. and certain other parties thereto.

                  10.3 Indenture, dated March 28, 2007, by and between Greatbatch, Inc. and Manufacturers and Traders Trust Company, as trustee.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  GREATBATCH, INC.
     Dated:  March 29, 2007
                                        By: /s/ Thomas J. Mazza
                                            -------------------
                                        Thomas J. Mazza
                                        Senior Vice President and
                                        Chief Financial Officer


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EXHIBIT
NUMBER                       DESCRIPTION
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10.1                         Form of Exchange and Purchase Agreement, dated
                             March 22, 2007, by and between Greatbatch,
                             Inc. and certain other parties thereto

10.2 Form of Registration Rights Agreement, dated March 28, 2007, by and between Greatbatch, Inc.
                             and certain other parties thereto

10.3 Indenture, dated March 28, 2007, by and between Greatbatch, Inc. and Manufacturers and
                             Traders Trust Company, as trustee

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